Agreement No.: LOT23-002 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. TOOLING AND EQUIPMENT SALE AND PURCHASE AGREEMENT Polestar Automotive China Distribution Co. Ltd. and Wuhan Lotus Cars Co., Ltd. Regarding the sale and purchase of certain tooling and equipment Agreement No.: LOT23-002 TABLE OF CONTENTS 1. DEFINITIONS ......................................................................................................................... 1 2. SALE AND PURSHASE ......................................................................................................... 2 3. PRICE AND PAYMENT TERMS .......................................................................................... 2 4. REPRESENTATIONS AND WARRANTIES ........................................................................ 3 5. LIMITATION OF LIABILITY ............................................................................................... 3 6. TERM AND TERMINATION ................................................................................................ 4 7. CONFIDENTIALITY .............................................................................................................. 4 8. MISCELLANEOUS ................................................................................................................ 5 9. GOVERNING LAW ................................................................................................................ 7 10. DISPUTE RESOLUTION ....................................................................................................... 7 LIST OF APPENDICES A. List of Tooling 1 This TOOLING AND EQUIPMENT SALE AND PURCHASE AGREEMENT is made between: (1) Polestar Automotive China Distribution Co. Ltd., a company incorporated under the laws of China with register number 556653-3096 (the “Seller”) and (2) Wuhan Lotus Cars Co., Ltd., a company incorporated under the laws of China with register number 91420113MA4L0T9R0Y (the “Buyer”). Each of the Seller and the Buyer is hereinafter referred to as a “Party” and, jointly, as the “Parties”. BACKGROUND A. The Seller is or will be the legal and beneficial owner of the Tooling (as defined in this Agreement), or is otherwise able to procure the sale of, the Tooling. B. The Seller has agreed to sell or procure the sale of, and the Buyer has agreed to purchase, the Tooling on the terms set out in this Agreement. C. In the light of the foregoing, the Parties have entered into this Agreement. 1. DEFINITIONS For the purpose of this Agreement, the following terms shall have the meanings assigned to them below. Capitalised terms in this Agreement are defined in the way described below. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. “Agreement” means this Tooling Sale and Purchase Agreement including the Appendices as amended and agreed from time to time. “Confidential Information” means any and all information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to information relating to Intellectual Property Rights, concepts, technologies, processes, commercial figures, techniques, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, statement of works (including engineering statement of works and any such specifications), targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to or after the execution of this Agreement. “Disclosing Party” means the Party disclosing Confidential Information to the Receiving Party. “Effective Date” means the date when this Agreement is signed by duly authorised signatories of each Party. “Force Majeure Event” shall have the meaning ascribed to in Section 8.1.1. “Intellectual Property Rights” means any and all intellectual property rights, including but not limited to patents, patent applications, Trademarks, software, designs, utility models, copyrights, database rights, ideas, concepts, techniques, inventions, technologies, 2 tools, processes and methodologies, know-how and trade secrets and any similar rights in any jurisdiction, regardless of whether registered or not, and all rights under licenses or otherwise in relation to any of the foregoing. “Receiving Party” means the Party receiving Confidential Information from the Disclosing Party. “Third Party” means a party other than any of the Parties and/or an affiliate of one of the Parties to this Agreement. “Trademarks” means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against third parties. “Tooling” means the tooling which shall be purchased by the Buyer from the Seller pursuant to this Agreement and which is specified in Appendix A, Tooling Specification. 2. SALE AND PURSHASE 2.1 By entering into this Agreement, the Seller agrees to sell to the Buyer and the Buyer agrees to purchase from the Seller, the Tooling set forth in Appendix A, on an “as is” and “where is” basis without any warranties or representations of any kind, whether implied or express, save as expressly provided under this Agreement. 2.2 The ownership of the Tooling shall be automatically transferred from the Seller to the Buyer upon, whichever is later: (a) The Seller has fully paid the Tooling fees to the vendors and the ownership of the Tooling has been fully transferred from the vendors of the Tooling to the Seller; and (b) The Buyer has paid the price for the Tooling according to this Agreement. 2.3 The Buyer acknowledges that the Tooling shall remain at its current location before and until the completion sale of the Tooling from the Seller to the Buyer. The Tooling shall be deemed delivered upon the fulfilment of the conditions under Section 2.2 and the Buy shall thus be responsible for any loss and damage of the Tooling therefrom. 3. PRICE AND PAYMENT TERMS 3.1 Price The price that the Buyer shall pay to the Seller for the purchase of the Tooling amounts to[***]. 3.2 Payment terms 3.2.1 All amounts and payments referred to in this Agreement shall be paid in RMB, in a timely manner and in accordance with the payment terms set forth in this Section 3.2.

3 3.2.2 All amounts and payments referred to in this Agreement are exclusive of any applicable taxes (such as VAT and withholding tax) and surcharges. 3.2.3 The Seller shall issue the invoice (inclusive of applicable taxes and surcharges, if any) to the Buyer after the date of this Agreement. The Buyer shall pay the full amount of the invoice within [***] upon the receipt of the invoice. 3.2.4 Payment made later than the due date will automatically be subject to [***] 4. REPRESENTATIONS AND WARRANTIES 4.1 Each Party warrants and represents to the other Party that: (a) it is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable; (b) it has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (c) the execution, delivery and performance of this Agreement have been duly authorized and approved, with such authorization and approval in full force and effect, and do not and will not (i) violate any laws or regulations applicable to it or (ii) violate its organization documents or any agreement to which it is a party; and (d) this Agreement is a legal and binding obligation of it, enforceable against it in accordance with its terms. 4.2 The Seller warrants that there is no dispute regarding the ownership of the Tooling between the Seller and the vendor or any third party as of the transfer to the Buyer. 5. LIMITATION OF LIABILITY 5.1 Neither Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit caused by it under this Agreement. 5.2 Each Party’s aggregate liability for any damage arising out of or in connection with this Agreement shall be [***] under this Agreement. 5.3 The limitations of liability set out in this Section 5 shall not apply in respect of; (a) claims related to death or bodily injury; (b) damage caused by wilful misconduct or gross negligence; (c) damage caused by a Party’s breach the confidentiality undertakings in Section 7 below; or (d) damage arising out of an infringement, alleged infringement, of the other Party’s or any third party’s Intellectual Property. 4 6. TERM AND TERMINATION 6.1 This Agreement shall become effective when signed by duly authorised signatories of each Party and shall remain in force until fully performed or terminated in accordance with Section 6.2. 6.2 This Agreement may be terminated, in whole or in part (including for the avoidance of doubt any of its Appendices), by either Party with immediate effect if: (a) the other Party is in material breach of any of its obligations under this Agreement and such breach (if remediable) is not remedied within thirty (30) days of written notice thereof; (b) the other Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors; or (c) the Know How Transfer Agreement regarding the transfer of the associated know- how of the Tooling entered into between Polestar Performance AB and the Buyer is terminated for any reason whatsoever. 7. CONFIDENTIALITY 7.1 The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Party. 7.2 All Confidential Information shall only be used for the purposes set forth in this Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 7.2 below apply, in order to obtain patent protection or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub-contractors with a need to know as to enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate: (d) was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking; (e) was already in the possession of the Receiving Party before its receipt from the Disclosing Party; (f) is obtained from a Third Party who is free to divulge the same; (g) is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations; (h) is reasonably necessary for either Party to utilize its rights and use of its Intellectual Property Rights; or (i) is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party. 5 7.3 The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the dissemination to third parties or publication of the Confidential Information, as the Receiving Party uses to protect its own Confidential Information of similar nature. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 7. 7.4 Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within thirty (30) days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential” does not disqualify the disclosed information from being classified as Confidential Information. 7.5 If any Party violates any of its obligations described in this Section 7, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 10.1 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply. 7.6 This Section 7 shall survive the expiration or termination of this Agreement without limitation in time. 8. MISCELLANEOUS 8.1 Force majeure 8.1.1 Neither Party shall be liable for any failure or delay in performing its obligations under the Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party's reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party's), failure of energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions, or default or delays of suppliers or subcontractors if such default has been caused by a Force Majeure Event. 8.1.2 A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under the Agreement as a consequence thereof, shall use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist. 6 8.2 Notices 8.2.1 All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement must be in legible writing in the English language delivered by personal delivery, facsimile, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred: (a) in case of personal delivery, at the time and on the date of personal delivery; (b) if sent by facsimile or email transmission, at the time and on the date indicated on a confirmation of successful transmission page relating to such facsimile transmission or at the time and date indicated on a response confirming such successful email transmission; (c) if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or (d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation; in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. 8.2.2 All such notices, demands, requests and other communications shall be sent to following addresses: To the Seller: Polestar Automotive China Distribution Co., Ltd Attention: legal Email: [***] With a copy not constituting notice to: Polestar Performance AB Attention: [***] Email: [***] To the Buyer: Wuhan Lotus Cars Co.,Ltd. Attention: [***] Email: [***] 8.3 Assignment Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this Agreement without the other Party’s prior written consent.

7 8.4 Waiver Neither Party shall be deprived of any right under this Agreement because of its failure to exercise any right under this Agreement or failure to notify the infringing party of a breach in connection with the Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply. 8.5 Severability In the event that any provision of this Agreement is wholly or partly invalid, the validity of the Agreement as a whole shall not be affected and the remaining provisions of the Service shall remain valid. To the extent that such invalidity materially affects a Party’s benefit from, or performance under, the Agreement, it shall be reasonably amended. 8.6 Entire Agreement All arrangements, commitments and undertakings in connection with the subject matter of this Agreement (whether written or oral) made before the date of this Agreement are superseded by this Agreement. 8.7 Amendments Any amendment or addition to this Agreement must be made in writing and signed by the Parties to be valid. 8.8 Survival If this Agreement is terminated, Section 7 (Confidentiality), Section 9 (Governing Law), Section 10 (Dispute resolution) as well as this Section 8.8, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration. 9. GOVERNING LAW This Agreement and all non-contractual obligations in connection with this Agreement shall be governed by the substantive laws of the People’s Republic of China, without giving regard to its conflict of laws principles. 10. DISPUTE RESOLUTION 10.1 Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof shall be submitted to the China International Economic and Trade Arbitration Committee (“CIETAC”) for arbitration, which shall be held in Shanghai and conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration, whereas the language to be used in the arbitral proceedings shall be English. The arbitral tribunal shall be composed of three (3) arbitrators. The arbitral award shall be final and binding upon both parties. 10.2 All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential. 8 [Signature page follows] 9 IN WITNESS WHEREOF, this Agreement has been signed in two (2) originals, of which the Parties have received one (1) each. Polestar Automotive China Distribution Co. Ltd. (company chop) By: /s/ Li Yaru By: Printed Name: Li Yaru Printed Name: Title: Authorized Signatory Title: Date: July 6, 2023 Date: Wuhan Lotus Cars Co., Ltd. (company chop) By: /s/ Lv Shengqiang By: /s/ Zhang Liang Printed Name: Lv Shengqiang Printed Name: Zhang Liang Title: Senior Manager of Procurement Title: General Manager of Procurement Center Date: Sept 11, 2023 Date: Sept 11, 2023 10 APPENDIX A LIST OF TOOLING [***]